UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 29, 2018

Titan Energy, LLC

(Exact name of registrant specified in its charter)

Delaware	001-35317	90-0812516
(State or Other Jurisdiction	(Commission	(IRS Employer
Of Incorporation)	File Number)	Identification No.)

425 Houston Street, Suite 300

Fort Worth, TX 76102

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: 800-251-0171

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 29, 2018, the Board of Directors (the “Board”) of Titan Energy, LLC (the “Company”) approved the adoption of two management incentive compensation plans: the Key Executive Incentive Plan and the Refinancing Incentive Plan (collectively, the “Incentive Plans”). The Incentive Plans are designed to ensure continued engagement for certain of the Company’s executive officers as it continues to restructure its balance sheet in light of its ongoing liquidity concerns.

The Key Executive Incentive Plan provides for the potential payment of cash-based incentive compensation to Jeffrey Slotterback, the Company’s Principal Executive Officer and Chief Financial Officer, and Christopher Walker, the Company’s Chief Operating Officer (collectively, the “Key Executives”). Pursuant to the Key Executive Incentive Plan, the Board (i) established written corporate performance metrics relating to proceeds from asset sales and reductions of general and administrative expenses (the “performance metrics”); (ii) established target awards for the Key Executives, the payment of which are contingent on achievement of the performance metrics through January 31, 2019; and (iii) prescribed a formula for determining the percentage of such target awards that may be payable based upon the level of attainment of the performance metrics through January 31, 2019. The target awards are equal to 125% of the executive’s base salary. The executives will be eligible to receive cash bonuses under the Key Executive Incentive Plan ranging from 50% to 200% of the target awards, based on the levels achieved under the performance metrics.

The Refinancing Incentive Plan provides for the payment of cash-based incentive compensation to Mr. Slotterback. Pursuant to the Refinancing Incentive Plan, the Board (i) established written performance metrics relating to refinancing the Company’s outstanding indebtedness under its first lien term loan facility and reducing, or eliminating, the indebtedness outstanding under its second lien term loan facility (the “refinancing metrics”); (ii) established a target award for Mr. Slotterback, the payment of which is contingent on achievement of the refinancing metrics through April 30, 2019; and (iii) prescribed a formula for determining the percentage of such target award that may be payable based upon the level of attainment of the refinancing metrics through April 30, 2019. Mr. Slotterback will be eligible to receive a cash bonus under the Refinancing Incentive Plan ranging from 100% to 200% of his base salary, based on certain milestones achieved under the refinancing metrics.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TITAN ENERGY, LLC

Dated: November 30, 2018	By:	/s/ Jeffrey M. Slotterback
Name: Jeffrey M. Slotterback
Title: Chief Financial Officer